UNITED STATES DISTRICT COURT
                        SOUTHERN DISTRICT OF TEXAS
                             HOUSTON DIVISION
                                                      )   Master File No.
IN RE PARACELSUS CORP.                                )
SECURITIES LITIGATION                                 )
                                                      )     H-96-3464 (EW)
                                                      )
JAMES G. CAVEN, derivatively on behalf of             )
Champion Healthcare Corporation, a Delaware           )
Corporation, and alternatively on behalf of           )
himself and all others similarly situated,            )
                                                      )
          Plaintiff,                                  )
                                                      )
    vs.                                               )
                                                      )
CHARLES R. MILLER, JAMES G.                           )
VANDEVENDER, RONALD R.                                )
PATTERSON, MANFRED GEORGE                             )
KRUKEMEYER, R.J. MESSENGER,                           )
JAMES T. RUSH,  PARACELSUS                            )
HEALTHCARE CORPORATION,                               )
a California corporation, PARK-HOSPITAL               )
GmbH, a German corporation,                           )
                                                      )
          Defendants.                                 )
                                                      )
                                                      )
    And                                               )
                                                      )
PARACELSUS HEALTHCARE                                 )
CORPORATION, a California corporation,                )
CHAMPION HEALTHCARE                                   )
CORPORATION, a Delaware corporation,                  )
                                                      )
          Nominal Defendants.                         )
                                                      )

                           SETTLEMENT AGREEMENT

This Settlement Agreement is made and entered into this 17th day of March

1999, by and between James G. Caven and Robert Orovitz, derivatively on behalf of Champion Healthcare Corporation and double derivatively on behalf of Paracelsus Healthcare Corporation; Paracelsus Healthcare Corporation;

the former shareholders of Champion Healthcare Corporation identified in the list attached as Exhibit A (the "Champion Shareholders"); Park-Hospital

GmbH, a German corporation; Donaldson Lufkin and Jenrette Securities

Corporation;  Bears Stearns & Co.; Smith Barney, Inc.; and ABN AMRO Chicago

Corporation; Manfred George Krukemeyer; Charles R. Miller; James G.

VanDevender; Ronald R. Patterson; R.J. Messenger; James T. Rush; Robert C.

Joyner; Michael D. Hofmann; Christian A. Lange; and Scott K. Barton, acting by and through their respective undersigned counsel.

     IN CONSIDERATION OF THE PREMISES AND MUTUAL COVENANTS HEREIN

CONTAINED, the parties agree as follows:

                              1.  DEFINITIONS

1.1  "Champion" means Champion Healthcare Corporation, a Delaware corporation.

1.2  "Paracelsus" means Paracelsus Healthcare Corporation, a California corporation.

1.3  "Plaintiffs" means James G. Caven and Robert Orovitz, in their derivative capacity on behalf of Champion.

1.4  "Released Individual" means Manfred George Krukemeyer, Charles R.

Miller, James G. VanDevender, Ronald R. Patterson, R.J. Messenger, James T.

Rush, Robert C. Joyner, Michael D. Hofmann, Christian A. Lange, or Scott K.

Barton.

1.5  "Released Individuals" means Manfred George Krukemeyer, Charles R.

Miller, James G. VanDevender, Ronald R. Patterson, R.J. Messenger, James T.

Rush, Robert C. Joyner, Michael D. Hofmann, Christian A. Lange, and Scott

K. Barton.

1.6  "Former Champion Management Member" means Charles R. Miller, James G.

VanDevender, or Ronald R. Patterson.  "Former Champion Management Member"

shall have the same meaning as the term "Executive" defined in the Senior

Executive MoU.

1.7  "Former Champion Management Members" means Charles R. Miller, James G.

VanDevender, and Ronald R. Patterson.  "Former Champion Management Members"

shall have the same meaning as the term "Executives" defined in the Senior

Executive MoU.

1.8  "Former Paracelsus Management Member" means R.J. Messenger, James T.

Rush, or Robert C. Joyner.

1.9  "Former Paracelsus Management Members" means R.J. Messenger, James T.

Rush, and Robert C. Joyner.

1.10 "Park" means Park-Hospital GmbH.

1.11 "DLJ" means Donaldson, Lufkin and Jenrette Securities Corporation;

Bear, Stearns & Co., Inc.; Smith Barney, Inc.; and ABN AMRO Chicago

Corporation, on their own behalf and on behalf of the other members of the underwriting syndicate for the public offering of Paracelsus stock in conjunction with the Champion/Paracelsus merger.

1.12 "Settling Party" means Plaintiffs, Champion, Paracelsus, Park, the

Champion Shareholders, DLJ, Manfred George Krukemeyer, Charles R. Miller,

James G. VanDevender, Ronald R. Patterson, R.J. Messenger, James T. Rush,

Michael D. Hofmann, Christian A. Lange, Robert C. Joyner, or Scott K.

Barton.

1.13 "Settling Parties" means Plaintiffs, Champion, Paracelsus, Park, the

Champion Shareholders, DLJ, Manfred George Krukemeyer, Charles R. Miller,

James G. VanDevender, Ronald R. Patterson, R.J. Messenger, James T. Rush,

Michael D. Hofmann, Christian A. Lange, Robert C. Joyner, and Scott K.

Barton.

1.14 "Related Parties" means a person's or entity's present, former, or future employees, officers, directors, partners, principals, parents,

subsidiaries, affiliates, agents, attorneys, heirs, personal or legal representatives, predecessors, successors, or assigns.

1.15 "Litigation" means collectively (i) the shareholder actions filed in

California state court under the captions GAONKAR V. PARACELSUS, ET AL.,

No. BC 158899 (Cal. Super. Ct., Los Angeles Cty.), and PRESCOTT V.

PARACELSUS, ET AL., No. BC 158979 (Cal. Super. Ct., Los Angeles Cty.); (ii)

the shareholder small claims suit filed in South Orange County Municipal

Court in California under the caption HUTCHENS V. PARACELSUS, ET AL., No.

SC38166; (iii) the shareholder action filed in Texas state court under the caption ESSEX IMPORTS V. PARACELSUS, ET AL., No 96-51864 (Harris Cty. Dist.

Ct.); (iv) the shareholder actions that are pending in the United States

District Court for the Southern District of Texas consolidated under the caption IN RE PARACELSUS CORP. SEC. LITIG., Master File No. H-96-3464 (EW)

(S.D. Tex.) (the "Consolidated Class Action"); (v) the shareholder derivative actions that are pending in the United States District Court for the Southern District of Texas under the captions CAVEN V. MILLER, No. H-

96-CV-4291 (EW) (S.D. Tex.), and OROVITZ V. MILLER, No. H-97-2752 (EW)

(S.D. Tex.) (the "Derivative Actions"); (vi) the shareholder action pending in the Delaware Chancery Court under the caption MOLINARI V. MILLER, ET

AL., C.A. No. 14945 (Del. Ch. Ct., New Castle Cty.); and (vii) any other litigation or investigatory proceedings arising from the merger of

Paracelsus and Champion and the related public offerings.

1.16 "Released Claims" shall mean and include any and all claims, causes of action, suits, demands, rights, liabilities, damages, losses, fees, costs,

or expenses, including, however described or nominated, but not limited to,

claims for negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of candor, and/or breach of duty of loyalty,

fraud, breach of fiduciary duty, malpractice, breach of contract, negligent misrepresentation, corporate waste, mismanagement, unjust enrichment,

violations of any state or federal statutes, rules or regulations and any

Unknown Claims as defined below, that have been or could have been asserted by any Settling Party, directly, derivatively or otherwise, against any other Settling Party arising out of, relating to, or in connection with any of the facts, circumstances, allegations, claims, causes of action,

representations, statements, reports, disclosures, transactions, events,

occurrences, acts, omissions, or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, alleged in any pleading,

amended pleading, argument, complaint, amended complaint, brief, motion,

report, or filing in the Litigation except for the Excluded Claims as defined below.  Released Claims also include any and all rights of

Paracelsus to seek repayment of the amounts paid for the benefit of the

Released Individuals for liability, reasonable costs and expenses,

including reasonable attorneys' fees, costs, and expenses incurred through the Effective Date in connection with the Litigation and related matters.

1.17 "Unknown Claims" means any claim that any Settling Party did not suspect to exist in his, her, or its favor on the Effective Date that, if known to him, her, or it, might have affected his, her, or its settlement with and release of some or all of the Settling Parties, or might have affected his, her, or its decision not to object to this Settlement

Agreement.

1.18 "Excluded Claims" means (i) any and all claims arising out of breaches of this Settlement Agreement, including but not limited to those matters referenced in paragraph 7.1, and the Park/Champion Settlement; (ii) any and

all claims arising after the Effective Date for indemnification or advancement of costs for any claim brought by Paracelsus against any

Released Individual for which such Released Individual would have been entitled to indemnification under the insurance policies released in paragraph

7.2 hereof; (iii) any and all claims arising after the Effective Date for breaches of any joint defense agreement in connection with the Litigation and related matters; (iv) any and all claims arising from the Senior

Executive MoU, as amended by this Settlement Agreement; and (v) any and all claims for indemnification of reasonable costs and expenses, including reasonable attorneys' fees incurred before the Effective Date in connection with the Litigation and related matters, except for any such claims by or against DLJ.

1.19 "Effective Date" means the first business day ten (10) days after all the conditions set forth in paragraph 7.11 of this Settlement Agreement have been fully satisfied.

1.20 "Class MoU" means the Memorandum of Understanding, dated March __,

1999, setting forth the terms of settlement in the Consolidated Class

Action.

1.21 "Park/Champion Settlement" means that certain settlement agreement between the Champion Shareholders, Park, Dr. Manfred G. Krukemeyer, and

Paracelsus, dated March __, 1999, a copy of which is attached as Exhibit B.

1.22 "Senior Executive MoU" means the Memorandum of Understanding, dated

November 25, 1998, between Paracelsus Healthcare Corporation and Charles R.

Miller, James G. VanDevender, and Ronald R. Patterson, a copy of which is attached as Exhibit C.

1.23 "Notice" means the Notice of Pendency of Class and Derivative Actions,

Proposed Settlement of Class and Derivative Actions, Settlement Hearings,

and Right to Appear, in a form to be mutually agreed on by all parties.

1.24 "Record Date" means the date on which the Court enters an order preliminarily approving the settlement set forth in this Settlement

Agreement.

1.25 "Settlement Hearing" means the hearing to be held by the Court to consider final approval of the settlement pursuant to Rule 23.1 of the

Federal Rules of Civil Procedure.

1.26 The terms "Additional Payment," "Additional Payment Contribution,"

"Sale of the Company," and "Bonus Payment Date" shall be defined as provided in the Senior Executive MoU.

                       2.  SETTLEMENT PURPOSES ONLY

     This Settlement Agreement is for settlement purposes only, and notwithstanding anything else in this Agreement, each of the Released

Individuals, Park, Paracelsus, and DLJ denies any wrongdoing, fault,

violation of law, or liability of any kind whatsoever.  Neither the fact of, nor any provision contained in, this Agreement, nor any action taken hereunder, shall constitute, be construed as, or be admissible in evidence as an admission in any proceeding (judicial, administrative, or otherwise)

of any claim or any fact of any wrongdoing, fault, violation of law, or liability of any kind on the part of any Released Individual, Park,

Paracelsus, or DLJ.

                3.  SETTLEMENT PROVISIONS SPECIFIC TO PARK
                        AND MANFRED GEORGE KRUKEMEYER

3.1  The Park/Champion Settlement is hereby incorporated by reference.  The

Released Individuals who are not parties to the Park/Champion Settlement do not, by virtue of their agreement hereto, agree to the terms of the

Park/Champion Settlement, even though it is incorporated by reference into this Settlement Agreement.

3.2  Park's transfer of 9.865 million shares of Paracelsus common stock as provided in the Park/Champion Settlement is made on behalf and for the benefit of Park and Dr. Manfred G. Krukemeyer.

3.3  As provided in paragraph VIII.B. of the Park/Champion Settlement,

effective upon the transfer of shares from Park to the Champion

Shareholders pursuant to paragraph I.A. of the Park/Champion Settlement,

Paracelsus and the Champion Shareholders hereby assign to Park any and all claims or causes of action that Paracelsus and the Champion Shareholders may have against its independent accountants arising from the work that the independent accountants performed in connection with the merger of Champion and pre-merger Paracelsus and in connection with any and all services that the independent accountants provided to Paracelsus before the merger.  In connection with such assignment, Park shall hold Paracelsus and all other parties receiving releases in this Agreement (including all Released

Individuals), the Park/Champion Settlement, and the settlement of the

Consolidated Class Action harmless from any liability, costs, and expenses,

including reasonable legal fees, they may incur as a result of Park's pursuit of such assigned claims and causes of action.  In addition, to the extent Paracelsus or any of the other parties held harmless by Park are required to pay amounts to the independent accountants in connection with such assigned claims and causes of action, Paracelsus and such other parties may at their option require that any recovery due Park from the independent accountants be reduced by such amounts.

3.4  As of the Effective Date, Paracelsus releases Dr. Manfred G.

Krukemeyer from any and all obligations, contractual or otherwise, arising out of or in any way related to any undertaking to repay reasonable costs advanced or to be advanced by or on behalf of Paracelsus in connection with the Litigation and related matters, and Paracelsus agrees that all reasonable costs and expenses, including reasonable attorneys' fees, costs and expenses incurred by Dr. Krukemeyer before the Effective Date (and paid or to be paid by Paracelsus) in connection with the Litigation and related matters shall not be subject to a claim for repayment.  Such undertakings specifically include, but are not limited to, any express or implied undertaking that may be included in:  (i) the November 18, 1996 Letter of

Undertaking executed on behalf of Dr. Manfred G. Krukemeyer; (ii) the

Indemnity and Insurance Coverage Agreement, dated August 16, 1996, between

Dr. Manfred G. Krukemeyer and Paracelsus; (iii) Paracelsus's articles of incorporation or bylaws; (iv) California law; or (v) Texas law.

3.5  Park and Dr. Manfred G. Krukemeyer agree to take no position with respect to an application by Plaintiffs' counsel for an award of attorneys'

fees not in excess of two million dollars ($2,000,000.00) plus reimbursement of reasonable and necessary expenses.

              4. SETTLEMENT PROVISIONS SPECIFIC TO THE FORMER
              PARACELSUS MANAGEMENT MEMBERS, CHRISTIAN A. LANGE,
                   MICHAEL D. HOFMANN, AND SCOTT K. BARTON

4.1  As of the Effective Date, each Former Paracelsus Management Member and

Paracelsus mutually release each other from any and all obligations,

contractual or otherwise, either party may have now or in the future arising out of or in any way related to Paracelsus's Supplemental Executive

Retirement Plan, effective January 1, 1996, as amended (the "SERP"), or any other retirement plan, except that Paracelsus shall make payments to Joyner of $59,780.84 due April 1, 1999; $58,907.62 due July 1, 1999; and $42,323.

91 due October 1, 1999, arising under paragraph 3 of the Agreement, dated June

12, 1997, between Paracelsus and Robert C. Joyner (the "Joyner Agreement"),

as modified herein.

4.2  As of the Effective Date, R.J. Messenger and Paracelsus mutually release each other from any and all obligations, contractual or otherwise,

arising out of or in any way related to the Employment Agreement, dated

July 17, 1996, between R.J. Messenger and Paracelsus, including, but not limited to, Paracelsus's obligation to pay R.J. Messenger a base salary and annual performance bonuses and to provide him with any long-term incentive or other benefits and any obligations arising out of the Management Rights

Agreement, and such Employment Agreement shall terminate.  R.J. Messenger shall not exercise, pledge, hypothecate, or otherwise use as security, or transfer, convey, sell, trade, assign, or otherwise dispose of the Value

Options and Market Options described in paragraph 3(c) of the Employment

Agreement, dated July 17, 1996, between R.J. Messenger and Paracelsus.  As of the Effective Date, the Value Options and Market Options described in paragraph 3(c) of the Employment Agreement, dated July 17, 1996, between R.J.

Messenger and Paracelsus without further action shall be released and canceled and such options shall terminate.

4.3  R.J. Messenger and Paracelsus shall not terminate the Letter

Agreement, dated April 11, 1997, between R.J. Messenger and Paracelsus before the Effective Date.  As of the Effective Date, R.J. Messenger and

Paracelsus mutually release each other from any and all obligations,

contractual or otherwise, arising out of or in any way related to such

Letter Agreement and such Letter Agreement shall terminate.

4.4  As of the Effective Date, the Former Paracelsus Management Members,

Christian A. Lange, and Michael D. Hofmann release any and all rights each of them has or may have arising out of or in any way related to the

Indemnity and Insurance Coverage Agreements, dated August 16, 1996, between him and Paracelsus and such agreements shall terminate and their provisions shall be null and void.

4.5  As of the Effective Date, James T. Rush and Paracelsus mutually release each other from any and all obligations, contractual or otherwise,

arising out of or in any way related to the Consulting Agreement, dated

August 16, 1996, between Paracelsus and James T. Rush, including, but not limited to, Paracelsus's obligation to pay James T. Rush monthly compensation pursuant to paragraph 4 of that Consulting Agreement.

4.6  James T. Rush and Paracelsus shall not terminate the Letter Agreement,

dated April 14, 1997, between James T. Rush and Paracelsus before the

Effective Date.  As of the Effective Date, James T. Rush and Paracelsus

mutually release each other from any and all obligations, contractual or otherwise, arising out of or in any way related to such Letter Agreement and such Letter Agreement shall terminate.

4.7  James T. Rush shall not execute, pledge, hypothecate, or otherwise use as security, or transfer, convey, sell, trade, assign or otherwise dispose of the 107,000 options exercisable at a price of $.01 per share he received pursuant to the Non-Qualified Stock Option Agreement between Rush and

Paracelsus, dated August 9, 1996.  As of the Effective Date, such 107,000 options without further action shall be released and canceled and such options shall terminate.

4.8  As of the Effective Date, Paracelsus releases each Former Paracelsus

Management Member, Christian A. Lange, Michael D. Hofmann, and Scott K.

Barton from any and all obligations, contractual or otherwise, arising out of or in any way related to any undertaking to repay reasonable costs advanced or to be advanced by or on behalf of Paracelsus in connection with the Litigation and related matters, and Paracelsus agrees that all reasonable costs and expenses, including reasonable attorneys' fees, costs and expenses incurred by these individuals before the Effective Date (and paid or to be paid by Paracelsus) in connection with the Litigation and related matters shall not be subject to a claim for repayment.  Such undertakings specifically include, but are not limited to, any express or implied undertaking that may be included in:  (i) the November 18, 1996

Letter of Undertaking executed on behalf of James T. Rush and Scott K.

Barton; (ii) the Settlement Agreement and Release between Paracelsus and

Scott K. Barton, dated April 14, 1997; (iii) the November 18, 1996 Letter of Undertaking executed on behalf of R.J. Messenger; (iv) the November 18,

1996 Letter of Undertaking executed on behalf of Michael D. Hofmann; (v)

the November 18, 1996 Letter of Undertaking executed on behalf of Christian

A. Lange; (vi) the April 11, 1997 Letter Agreement between Paracelsus and

R.J. Messenger; (vii) the February 4, 1997 Letter of Undertaking executed by Robert C. Joyner; (viii) the Indemnity and Insurance Coverage

Agreements, dated August 16, 1996, between Paracelsus and each Former

Paracelsus Management Member, Christian A. Lange, and Michael D. Hofmann;

(ix) Paracelsus's articles of incorporation or bylaws; (x) California law;

or (xi) Texas law.

4.9  Neither any Former Paracelsus Management Member nor Christian A.

Lange, or Michael D. Hofmann shall disclose to any person or entity other than counsel or an authorized director, officer, employee, or agent of

Paracelsus any confidential business or financial information about

Paracelsus or any of its affiliates unless required by law.  Neither any

Former Paracelsus Management Member nor Christian A. Lange or Michael D.

Hofmann shall waive any privilege, immunity, or right of non-disclosure,

including attorney-client privilege, belonging to Paracelsus or its affiliates or is authorized to do so.

4.10 Except as otherwise expressly provided, this Settlement Agreement

(including any release provided hereunder) does not affect or limit any rights under the Settlement Agreement and Release between Paracelsus and

Scott K. Barton, dated April 14, 1997.

4.11 As of the Effective Date, Robert C. Joyner and Paracelsus shall mutually release each other from any and all obligations, contractual or otherwise, arising out of or in any way related to the Joyner Agreement and such agreement shall terminate, except that (a) Paracelsus shall make such payments arising under the Joyner Agreement as provided in paragraph 4.1 hereof and (b) the releases provided in paragraphs 5 and 6 (but not the provisions of subparagraph 6(a)) of the Joyner Agreement shall remain valid and enforceable.

4.12 Robert C. Joyner shall not execute, pledge, hypothecate, or otherwise use as security, or transfer, convey, sell, trade, assign or otherwise dispose of the remaining 80,933 options exercisable at a price of $.01 per share described in paragraph3 of the Employment Agreement, dated July 17,

1996, between with Paracelsus and Robert C. Joyner.  As of the Effective

Date, such 80,933 options without further action shall be released and canceled and such options shall terminate.

4.13 Michael D. Hofmann shall not execute, pledge, hypothecate, or otherwise use as security, or transfer, convey, sell, trade, assign or otherwise dispose of the 56,000 options exercisable at a price of $.01 per share he received pursuant to the Non-Qualified Stock Option Agreement between Hofmann and Paracelsus, dated August 9, 1996.  As of the Effective

Date, such 56,000 options without further action shall be released and canceled and such options shall terminate.

4.14 Christian A. Lange shall not execute, pledge, hypothecate, or otherwise use as security, or transfer, convey, sell, trade, assign or otherwise dispose of the 56,000 options exercisable at a price of $.01 per share he received pursuant to the Non-Qualified Stock Option Agreement between Lange and Paracelsus, dated August 9, 1996.  As of the Effective

Date, such 56,000 options without further action shall be released and canceled and such options shall terminate.

             5.  SETTLEMENT PROVISIONS SPECIFIC TO THE FORMER
                         CHAMPION MANAGEMENT MEMBERS

5.1  The Former Champion Management Members (or Executives) shall abide by the Senior Executive MoU, which is hereby incorporated by reference, as amended by the express provisions of this Settlement Agreement.  To the extent that any provisions or terms of the Senior Executive MoU are inconsistent or conflict with any provisions or terms of this Settlement

Agreement, the terms and provisions of this Settlement Agreement shall prevail; provided however, nothing in this Agreement shall be construed to limit the scope of the form of release provided in paragraph 14 of the Senior

Executive MoU.   The Released Individuals who are not parties to the Senior

Executive MoU do not, by virtue of their signatures hereto, agree to the terms of the Senior Executive MoU, even though it is incorporated by reference into this Settlement Agreement.

5.2  Paragraph 7 of the Senior Executive MoU is deleted.  At the same time each Former Champion Management Member relinquishes and terminates his

Value Options as provided in paragraph 6 of the Senior Executive MoU, such

Former Champion Management Member shall relinquish and terminate any rights he may have to the Market Options described in paragraph 3(c)(ii) of his

Employment Agreement.  Until such time, each Former Champion Management

Member shall not exercise, pledge, hypothecate, or otherwise use as security or transfer, convey, sell, trade, assign, or otherwise dispose of any rights he has to such Market Options.

5.3  Paragraph 4 of the Senior Executive MoU is deleted and all references in the Senior Executive MoU to such paragraph 4, the Additional Payment, or the Additional Payment Contribution are null and void.  In addition, the first sentence of paragraph 19 of the Senior Executive MoU is deleted.

Paracelsus and the Former Champion Management Members agree to modify the

Escrow Agreement, dated December 29, 1998, ("Escrow Agreement") between them and Bank One, N.A., ("Escrow Agent"), to provide that the escrow shall terminate on disbursement to the Former Champion Management Members of the

Salary & Bonus portions of the Deposit (as such terms are defined in Escrow

Agreement) and the delivery of the releases as provided in the Escrow

Agreement, and on such termination all remaining funds in the escrow,

including the Additional Payment Contribution and all interest accrued with respect to any funds, shall be paid to Paracelsus.

5.4  Paragraph 16 of the Senior Executive MoU is deleted.  Each Former

Champion Management Member waives any right or claim he may have to receive any proceeds (including the distribution of moneys and redistribution of common stock) arising from or related to settlement of the Litigation or a settlement between Park and the Champion Shareholders; provided that, each

Former Champion Management Member does not waive any claim for indemnity or right to be held harmless expressly arising from or not released in such settlements.  Nothing in this paragraph shall affect or limit in any way the assignment of insurance rights provided in paragraph 7.2 hereof.

5.5  Each Former Champion Management Member waives any right or claim he may have to receive employment benefits under paragraph 3(b) of his Employment

Agreement.  Any references in the Senior Executive MoU to such paragraph 3(b)

are null and void.  Nothing in this paragraph shall affect, reduce, or diminish the amounts contributed to the Escrow Account on behalf of each

Former Champion Management Member referred to in paragraph 3 of the Senior

Executive MoU.

5.6  The first sentence of paragraph 23 of the Senior Executive MoU is deleted.  Each Former Champion Management Member agrees not to terminate his employment with Paracelsus before the earlier of a Sale of the Company or June 30, 1999, and, until such time, each Former Champion Management

Member shall perform his duties at the same scope and level of responsibility as provided in his Employment Agreement, including those duties, as applicable, described in the Management Rights Agreement.

Notwithstanding the foregoing, each Former Champion Management Member shall be paid the funds contributed to the Escrow Account allocable to him referred to in paragraph 3 of the Senior Executive MoU on the earlier of (i)

the Bonus Payment Date as provided in paragraph 18 of the Senior Executive MoU or (ii) the effective date of a Sale of the Company as provided in paragraph

20 of the Senior Executive MoU.  Without waiver of any rights that the

Former Champion Management Members may have under the Senior Executive MoU,

Paracelsus may terminate each Executive's employment for any reason with effect after the Bonus Payment Date on giving 30 days' advance written notice to such Executive.  Each Executive may terminate his employment for any reason with effect after June 30, 1999, on giving 30 days' advance written notice to Paracelsus.

5.7  As of the Effective Date, Paracelsus releases each Former Champion

Management Member from any and all obligations, contractual or otherwise,

arising out of or in any way related to any undertaking to repay reasonable costs advanced or to be advanced by or on behalf of Paracelsus in connection with the Litigation and related matters, and Paracelsus agrees that all reasonable costs and expenses, including reasonable attorneys'

fees, costs and expenses incurred by these individuals before the Effective

Date (and paid or to be paid by Paracelsus) in connection with the

Litigation and related matters shall not be subject to a claim for repayment.  Such undertakings specifically include, but are not limited to,

any express or implied undertaking that may be included in:  (i) the

November 18, 1996 Letter of Undertaking executed on behalf of Charles R.

Miller, James G. VanDevender, and Ronald R. Patterson; (ii) the Indemnity

and Insurance Coverage Agreement, dated August 16, 1996, between each

Former Champion Management Member and Paracelsus; (iii) Paracelsus's

articles of incorporation or bylaws; (iv) California law; or (v) Texas law.

                     6.  SETTLEMENT HEARING AND NOTICE

6.1  As soon as practical after the execution of this Settlement Agreement,

Plaintiffs and defendants Paracelsus, R.J. Messenger, James T. Rush,

Charles R. Miller, James G. VanDevender, Ronald R. Patterson, Manfred G.

Krukemeyer, and Park shall jointly submit the Settlement Agreement to the

Court and request the entry of a Hearing Order in a form to be mutually agreed on by all parties, which shall:

     (i) Preliminarily approve the proposed settlement set forth in this

     Settlement Agreement and direct that a Settlement Hearing shall be held to determine finally (a) whether the proposed settlement should be approved as fair, adequate, and reasonable pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, (b) whether the terms and conditions of the transfer of shares from Park to the Champion

     Shareholders and from Paracelsus to Dr. Manfred G. Krukemeyer as provided in the Park/Champion Settlement incorporated by reference herein are fair as required for the exemption from registration under

     Section 3(a)(10) of the Securities Act of 1933 to apply, (c) whether judgment should be entered dismissing the Derivative Actions with prejudice in accordance with this Settlement Agreement, (d) whether the application for attorneys' fees and expenses by Plaintiffs'

     counsel should be approved, and (e) whether a Final Order in a form to be mutually agreed on by all parties should be entered;

     (ii) Provide that Plaintiffs shall give notice of this settlement and the Settlement Hearing (a) to all shareholders of Paracelsus as of the

     Record Date by mailing a copy of the Notice by first class United

     States mail to the addresses appearing on the records maintained by

     Paracelsus's transfer agent for those entitled to receive notice of this settlement and (b) to all Champion Shareholders to the extent they are not current shareholders of Paracelsus by mailing a copy of the Notice to their counsel, Brian S. Rosen of Weil, Gotshal & Manges,

     LLP;

     (iii) Direct that Plaintiffs shall consolidate mailing of the Notice to the extent practicable with the provision of notice of the proposed settlement of the Consolidated Class Action;

     (iv) Direct Plaintiffs to cause a Summary Notice in a form to be mutually agreed on by all parties to be published in the national edition of THE WALL STREET JOURNAL approximately one week following the mailing of the Notice; and

     (v) Determine that the provision of notice described herein, including the form of the Notice and the coordination or consolidation with the provision of notice in the Consolidated Class Action satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and

     Section 3(a)(10) of the Securities Act of 1933 and constitutes due and sufficient notice of the Settlement Hearing and proposed settlement to all persons affected by the settlement.

6.2  Paracelsus shall advance sufficient funds reasonably necessary to provide for the administration of the preparation, printing, mailing, and publication required in paragraph 6.1 of this Settlement Agreement; provided however, that Plaintiffs and Plaintiffs' Counsel shall reimburse such funds to Paracelsus in the event the conditions of paragraph 7.11 are not satisfied.

                     7.  GENERAL SETTLEMENT PROVISIONS

7.1  Except as otherwise expressly provided, this Settlement Agreement, the

Class MoU, and any bar order entered pursuant to the terms of this

Settlement Agreement or the Class MoU are not intended to and do not create any obligation on any Settling Party to indemnify Park or any Released

Individual nor do such agreements and orders, except as otherwise expressly provided,  in any way expand, affect, or abrogate any obligation or right of indemnification or advancement of costs and expenses that may be owed to

Park or any Released Individual under any contract, Paracelsus's articles of incorporation or bylaws, California law, or Texas law.  Paracelsus shall not indemnify Park, DLJ, or any Released Individual for any consideration given in connection with this Settlement Agreement.  Paracelsus shall indemnify and hold harmless each Released Individual from and against all liability, costs and expenses, including claims for contribution and reasonable attorneys' fees and expenses, incurred in connection with any claim brought by a current or former Paracelsus securities holder who (i)

either opted out or is not a member of the class in the Consolidated Class

Action and (ii) is not a party to this Settlement Agreement, arising out of the subject matter of the Litigation or otherwise arising from the merger of Paracelsus and Champion and the related public offerings.  Paracelsus shall also indemnify and hold harmless all Released Individuals from and against all reasonable costs and expenses, including reasonable attorneys'

fees and expenses, (which does not include any fines, penalties,

disgorgements, or other monetary sanctions that may be imposed) in connection with the currently pending and any other investigation or enforcement actions by the Securities and Exchange Commission ("SEC") or any other federal or state agency based on the subject matter of the

Litigation or otherwise arising from the merger of Paracelsus and Champion and the related public offerings.  The costs and expenses Paracelsus hereby agrees to pay in connection with (i) SEC or other investigatory matters and

(ii) any claim brought by a current or former Paracelsus security holder who is not a party to this Settlement Agreement and either opted out or is not a member of the class in the Consolidated Class Action shall not be subject to any undertaking to repay nor shall Paracelsus make any claim for repayment thereof.

7.2  As of the Effective Date, each Released Individual assigns to

Paracelsus any rights he has arising out of or related to the National

Union Directors, Officers, and Corporate Liability Insurance Policy No.

483-79-23 and the Great American Insurance Policy No. DFX0009397, and each

Former Champion Management Member assigns to Paracelsus any rights he has under National Union Directors, Officers, and Corporate Liability Insurance

Policy No. 482-23-95 arising out of or related to the Litigation or otherwise arising from the merger of Paracelsus and Champion and the related public offerings.  Such assignments shall include any rights each

Released Individual may have under such insurance policies -- including any rights under any settlement, escrow, or other agreement related to such policies -- for costs of defense and losses incurred in connection with the

Litigation and related matters, including the value of all contract and option rights released or canceled pursuant to this Settlement Agreement.

Each Released Individual agrees to take all reasonable steps (at

Paracelsus's reasonable request) necessary to permit Paracelsus to collect amounts due under these polices based upon costs of settlement or losses suffered by him.  Paracelsus shall reimburse each Released Individual for all costs and expenses, including actual lost wages and reasonable attorneys' fees, costs and expenses, incurred pursuant to this provision.

Because the costs of settlement or losses suffered by the Released

Individuals and Paracelsus in connection with the defense and settlement of the Litigation, including all defense costs, all cash settlement payments in the Consolidated Class Action and the Derivative Actions, the value of contract and option rights released and canceled, and the value of all stock transferred, substantially exceeds the coverage amounts available under National Union Directors, Officers, and Corporate Liability Insurance

Policy No. 483-79-23, National Union Directors, Officers, and Corporate

Liability Insurance Policy No. 482-23-95, and the Great American Insurance

Policy No. DFX0009397, the Released Individuals and Paracelsus intend that pursuant to this assignment Paracelsus will have the right to obtain from the insurers amounts equal to the full limits of these policies or such other amounts as Paracelsus and the insurers may agree.  In addition, each

Released Individual represents that, except as specified in this paragraph,

he has not and shall not assign any rights he may have arising out of or relating to any of the insurance policies referred to in this paragraph.

7.3  Each Released Individual acknowledges that Paracelsus shall use amounts received pursuant to the insurance rights assigned in paragraph 7.2 in part to fund its cash contribution to the settlement of the Consolidated

Class Action.

7.4  All of the Settling Parties agree that Plaintiffs' counsel is entitled to, and will be awarded, their reasonable attorneys' fees and expenses in connection with the litigation.  Plaintiffs' counsel will make an application to the Court for an award of attorneys' fees and expenses and to establish the time, manner, and form of any such award.  Paracelsus and any party who has standing may oppose such application subject to the limitation in paragraph 3.5 hereof.  Paracelsus shall make payment of the full amount of the award of attorneys' fees and expenses to Plaintiffs' counsel awarded by the Court at such time and in the form and manner ordered by the

Court.

7.5  In consideration of the mutual covenants made in this Agreement and in consideration of the contribution by DLJ of one million dollars

($1,000,000) to the settlement of the Consolidated Class Action, as of the

Effective Date, each Settling Party, as to every other Settling Party and his, her, or its Related Parties, fully, finally, and forever settles and releases any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.

In addition, as of the Effective Date, Plaintiffs in their derivative capacity on behalf of all Paracelsus shareholders release any and all

Released Claims, as described herein, as to each other Settling Party and his, her, or its Related Parties.  Plaintiffs shall not serve Robert C.

Joyner as a defendant in CAVEN V. ERNST & YOUNG, LLP, ET AL., No. 98-38338

(Harris Cty.) and shall dismiss all claims asserted against Joyner in such action.  In addition, all Settling Parties who are parties to the

Derivative Actions shall jointly seek the entry of a bar order in a form to be mutually agreed on by the parties prohibiting the assertion of any

Released Claim (including claims for contribution) by any Settling Party,

any other party in the Litigation, or any shareholder in a derivative capacity, against any other Settling Party and his, her, or its Related

Parties except as expressly provided in this Agreement, the Park/Champion

Settlement, or the Class MoU.

7.6  As of the Effective Date, each Settling Party, with respect to all

Released Claims potentially assertable against any other Settling Party and his, her, or its Related Parties, expressly waives and relinquishes, to the fullest extent permitted by law, the provisions, rights, and benefits of

Section 1542 of the California Civil Code, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

As of the Effective Date, each Settling Party, with respect to all Released

Claims potentially assertable at any time, past or future, against any other Settling Party and his, her, or its Related Parties, waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law that is similar,

comparable, or equivalent to Section 1542 of the California Civil Code.

7.7  Each Released Individual agrees that he will reasonably cooperate with

Paracelsus in connection with any formal or informal, ongoing, or future investigation, litigation, or proceeding arising out of the subject matter of the Litigation or otherwise arising from the merger of Paracelsus and

Champion and the related public offerings.  Paracelsus shall reimburse each

Released Individual for all reasonable costs and expenses, including actual lost wages and reasonable attorneys' fees and expenses, incurred in connection with such cooperation.  This agreement reasonably to cooperate shall not constitute an agreement to waive any privilege or immunity.

Nothing in this Settlement Agreement shall prevent a Released Individual from asserting any privilege or immunity.  Nothing in this paragraph prevents any Released Individual from cooperating with others in connection with any civil, government, or other investigation, proceeding, or litigation.

7.8  As a material inducement for each Settling Party to enter into this

Settlement Agreement, each Settling Party warrants and represents that, as of the Effective Date, such Settling Party is not aware of any claims against any other Settling Party that are not covered by the foregoing releases.  Such warranties and representations shall be enforceable after the Effective Date.  This paragraph shall not be construed to limit any right of indemnity that may be held by any of the Released Individuals.

7.9  Each Settling Party warrants and represents that he, she, or it has full authority to enter into this Settlement Agreement, to make the releases set forth in this Settlement Agreement, and to enter into the undertakings and obligations set forth in this Settlement Agreement.  Each

Settling Party warrants and represents that he, she, or it has not assigned his, her, or its respective claims to any other person or party.  Such warranties and representations shall be enforceable after the Effective

Date.

7.10 Each Settling Party warrants and represents that the person executing this Settlement Agreement on his, her, or its behalf is fully authorized to do so and that the authorized agents of each Settling Party have taken all steps required by law or the Settling Party's bylaws to grant the signatory said authority.  In addition, each person executing this Settlement

Agreement warrants and represents that he or she is authorized to do so.

Such warranties and representations shall be enforceable after the

Effective Date.

7.11 The following constitute conditions to all obligations and releases created and/or effected by this Settlement Agreement: (i) entry of a Final

Order in a form to be mutually agreed on by all parties dismissing with prejudice all claims against the Settling Parties in the Derivative

Actions; (ii) entry of final orders dismissing all claims against the

Settling Parties in all other private civil actions comprising the

Litigation; (iii) receipt of any required court approval of the Settlement

Agreement, including all releases herein; (iv) receipt of any required court approval of the proposed settlement agreement in the Consolidated

Class Action; (v) entry of final orders dismissing with prejudice all claims in the Consolidated Class Action; and (vi) expiration of time for appeal, or affirmance on appeal, of any order or other court action contemplated by this paragraph 7.11.

7.12 Except as otherwise required under the Senior Executive MoU, all disputes hereunder shall be subject to the continuing jurisdiction of the

United States District Court in which this matter is pending and which approves of this Settlement Agreement.

7.13 Except as otherwise required under the Senior Executive MoU, if any suit or proceeding shall be brought to enforce or interpret any provision of this Settlement Agreement, any party hereto who prevails as to material issues in such suit or proceeding shall be awarded that party's reasonable attorney's fees, costs and expenses incurred in such suit or proceeding to be paid by any party hereto against whom such prevailing party has prevailed as to material issues therein.

7.14 Upon consummation of the transactions contemplated by this Settlement

Agreement, the August 1997 Tolling Agreement between Paracelsus, Park,

certain of the Champion Shareholders, the Released Individuals, and others shall terminate as to Paracelsus, Park, and all Released Individuals.

7.15 All Settling Parties and their respective counsel agree to cooperate fully and in good faith with one another (a) to complete expeditiously the notices, forms of order, and all other documents contemplated by this

Agreement in forms mutually acceptable to all parties and (b) to seek Court approval of this Settlement Agreement and to use their best efforts to effect consummation of this Settlement Agreement and the settlement provided for herein.

7.16 This Settlement Agreement shall be binding on and inure to the benefit of all Settling Parties and their respective agents, executors,

representatives, heirs, successors, and assigns.

7.17 This Settlement Agreement may be executed in one or more counterparts,

each of which shall constitute an original and all of which together shall constitute one and the same agreement.

7.18 This Settlement Agreement shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to any conflict of laws provisions.

7.19 The section headings contained in this Settlement Agreement constitute no substantive part thereof and in no way modify or affect the provisions of this Settlement Agreement.

Dated:  March __, 1999                        JAMES G. CAVEN AND ROBERT OROVITZ
                                               By:  ___________________________
                                                    Larry R. Veselka
                                                   SMYSER KAPLAN & VESELKA, LLP
                                               By:  ___________________________
                                                    Daniel C. Girard
                                                    GIRARD AND GREEN, LLP
                                              By:  ____________________________
                                                    David Pastor
                                                    Peter A. Lagorio
                                                    GILMAN & PASTOR
                                              By:  ____________________________
                                                    Arthur N. Abbey
                                                  ABBEY, GARDY & SQUITIERI, LLP
                                          Counsel for Plaintiffs James G. Caven
                                                     and Robert Orovitz
Dated:  March __, 1999                        PARACELSUS HEALTHCARE CORPORATION
                                            By:      __________________________
                                            Title:   __________________________

Dated:  March __, 1999
                                                  DR. MANFRED G. KRUKEMEYER
Dated:  March __, 1999
                                                  R.J. MESSENGER
Dated:  March __, 1999
                                                  JAMES T. RUSH
Dated:  March __, 1999
                                                  SCOTT K. BARTON
Dated:  March __, 1999
                                                  CHRISTIAN A. LANGE
Dated:  March __, 1999
                                                  MICHAEL D. HOFMANN
Dated:  March __, 1999
                                                  ROBERT C. JOYNER
Dated:  March __, 1999
                                                  CHARLES R. MILLER
Dated:  March __, 1999
                                                  JAMES G. VANDEVENDER
Dated:  March __, 1999
                                                  RONALD R. PATTERSON
Dated:  March __, 1999                            PARK-HOSPITAL GmbH
                                           By:  _______________________________
                                                Dr. Heiner Meyer zu Losebeck
                                                  Managing Director
Dated:  March __, 1999                           DONALDSON, LUFKIN AND JENRETTE
                                                 SECURITIES CORPORATION,
                     BEAR STEARNS & CO., INC., SMITH BARNEY, INC., and ABN AMRO
                                                            CHICAGO CORPORATION
                      on their own behalf and on behalf of the other members of
                          the underwriting syndicate for the public offering of
                              Paracelsus Healthcare Corporation stock issued in
                                         connection with the August 1996 merger
                                         By:  _________________________________
                                                  Gerard G. Pecht
                                                  FULBRIGHT & JAWORSKI, LLP
                                     nsel for DLJ (as defined in the Agreement)
Dated:  March __, 1999                            THE CHAMPION SHAREHOLDERS
                                        By:  __________________________________
                                                  Brian S. Rosen
                                                  Weil, Gotshal & Manges LLP
                              Counsel for and on behalf of each of the Champion
                                             Shareholders